Exhibit 10.1
CUSHMAN & WAKEFIELD LTD.
2026 OMNIBUS SHARE AND CASH INCENTIVE PLAN
(Effective as of May 14, 2026)
1.Purpose of the Plan
This Plan is intended to promote the interests of the Company and its shareholders by providing certain employees, non-employee directors, consultants or independent contractors of the Company with incentives and rewards to encourage them to continue in the service of the Company. Upon approval by the Company’s shareholders, this Plan will replace the Cushman & Wakefield Ltd. Fourth Amended & restated Omnibus Management Share and Cash Incentive Plan and the Cushman & Wakefield Ltd. Third Amended & Restated Omnibus Non-Employee Director Share and Cash Incentive Plan with respect to future grants, although such plans shall remain in effect for awards previously granted under such plans.
2.Definitions
As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:
(a)“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.
(b)“Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.
(c)“Board of Directors” means the Board of Directors of C&W.
(d)“C&W” means Cushman & Wakefield Ltd., an exempted company limited by shares incorporated under the laws of Bermuda whose registration number is 202504560 and any successor thereto.
(e)“Cash Incentive Award” means an award granted to a Participant pursuant to Section 9 of the Plan.
(f)“Change in Control” means (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than C&W or any employee benefit plan sponsored by C&W, acquires ownership of shares of C&W that, together with shares held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the shares of C&W; (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than C&W or any employee benefit plan sponsored by C&W acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of shares of C&W possessing 30 percent or more of the total Voting Power of the shares of C&W; (iii) a majority of members of the Board of Directors is replaced during any 36-month period by directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y)

approved in connection with any actual or threatened contest for election to positions on the Board of Directors; (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; or (v) the consummation of a merger, consolidation, reorganization or similar transaction with or into C&W or in which securities of C&W are issued, as a result of which the holders of Voting Securities of C&W immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the parent corporation resulting from, or issuing its Voting Securities as part of, such event. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder.
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.
(h)“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.
(i)“Common Shares” means C&W’s common shares, par value $0.10 per share, or any other security into which the Common Shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan, or instruments representing the same.
(j)“Company” means C&W and all of its Affiliates, collectively.
(k)“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.
(l)“Effective Date” means the date set forth in Section 25.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” means, with respect to a Common Share, a price that is based on the opening, closing, actual, high, low, or average selling prices of a Common Share reported on the NYSE or such other established stock exchange on which the Common Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall mean, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which Common Shares are then listed or admitted to trading. In the event that the price of a Common Share shall not be so reported, the Fair Market Value of a

Common Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.
(o)“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, Common Shares (which may be Restricted Stock) or, to the extent set forth in the applicable Award Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Common Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
(p)“Incentive Award” means one or more Share Incentive Awards and/or Cash Incentive Awards, collectively.
(q)“NYSE” means the New York Stock Exchange.
(r)“Option” means a share option to purchase Common Shares granted to a Participant pursuant to Section 6.
(s)“Other Share Award” means an award granted to a Participant pursuant to Section 8(d).
(t)“Participant” means an employee, non-employee member of the Board of Directors, consultant or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.
(u)“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the Participant’s interest, in the case of a Restricted Stock Award, of the Common Shares subject to such award, or, in the case of a Restricted Stock Unit Award or Other Share Award, to the holder’s receipt of the Common Shares subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: the attainment by a Common Share of a specified Fair Market Value for a specified period of time; increase in shareholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total shareholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin, cash generation, or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
(v)“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
(w)“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.
(x)“Plan” means this 2026 Omnibus Share and Cash Incentive Plan, as it may be amended from time to time.
(y)“Prior Plans” means the Cushman & Wakefield Ltd. Fourth Amended & restated Omnibus Management Share and Cash Incentive Plan and the Cushman & Wakefield Ltd. Third Amended & Restated Omnibus Non-Employee Director Share and Cash Incentive Plan.
(z)“Restricted Stock” shall mean Common Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
(aa)“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
(ab)“Restricted Stock Unit” shall mean a right to receive one Common Share or, in lieu thereof and to the extent set forth in the applicable Award Agreement, the Fair Market Value of such Common Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
(ac)“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
(ad)“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Award Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Share Award shall remain in effect.
(ae)“SAR” shall mean a share appreciation right which may be a Free-Standing SAR or a Tandem SAR.
(af)“Securities Act” means the Securities Act of 1933, as amended.
(ag)“Service” means the period during which an individual is classified or treated by the Company as an employee, non-employee director, consultant or independent contractor of the Company.
(ah)“Share Incentive Award” means an Option, SAR, or Share Award granted pursuant to the terms of the Plan.
(ai)“Share Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Share Award.
(aj)“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.
(ak)“Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by C&W or one of its Affiliates or with which C&W or one of its Affiliates combines.
(al)“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.
(am)“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.
3.Shares Subject to the Plan
(a)Shares Subject to the Plan
The maximum number of Common Shares that shall initially be available for Incentive Awards granted under the Plan shall be (i) 12,150,000 Common Shares plus (ii) any Common Shares that are available for awards under the Prior Plans as of the Effective Date. Out of such aggregate, the maximum number of Common Shares that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 12,150,000 Common Shares. The maximum number of shares referred to in the preceding sentences of this Section 3 shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3. Of the shares described, 100% may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or SARs. Any shares granted under any Incentive Awards shall be counted against the share limit on a one-for-one basis.
To the extent that Common Shares subject to an award granted under this Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related share appreciation right or shares subject to a share appreciation right cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Common Shares shall again be available under this Plan.
Notwithstanding anything to the contrary contained herein, Common Shares subject to an award granted under this Plan or a Prior Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (i) delivered, withheld or surrendered in payment of the exercise price of an option or share-settled share appreciation right, (ii) delivered, withheld, or surrendered to satisfy any tax withholding obligation related to an award, or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise.
The number of Common Shares available for awards under this Plan shall not be reduced by (i) the number of Common Shares subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Common Shares issued under the Plan may be unissued shares, treasury shares, shares purchased by the Company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.
(b)Minimum Vesting Schedule
A vesting period of at least one year shall apply to all Incentive Awards issued under the Plan, other than Cash Incentive Awards; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company; (ii) Common Shares delivered in lieu of fully-vested cash obligations; (iii) awards to non-employee members of the Board of Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual general meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual general meeting; and (iv) any additional Incentive Awards that the Committee may grant, up to a maximum of five percent of the Common Shares reserved for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 10); provided, however, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Incentive Award in the event of termination of employment or a Change in Control, including in the cases of retirement, death or disability.
4.Administration of the Plan
The Plan shall be administered by the Committee consisting of two or more Persons, each of whom is intended to qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Common Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board of Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder.

The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not subject to Section 16 of the Exchange Act, subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
Subject to Section 3(b), on or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Service during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award (other than an Option or SAR); provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, except in connection with a Change in Control or as permitted under Section 10, the Company shall not, without the approval of the shareholders of C&W, (x) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SAR, (y) grant any new Incentive Award or make any payment of cash to a Participant in substitution for, or upon the cancellation of, any outstanding Option or SAR when the exercise price of such Option or SAR exceeds the Fair Market Value of the underlying Common Shares, or (z) take any other action that would be viewed as a repricing under the NYSE listing standards.
The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.
Subject to applicable law, no member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and C&W shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.Eligibility
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees, non-employee members of the Board of Directors, consultants and independent contractors of the Company and persons expected to become employees, non-employee members of the Board of Directors, consultants and independent contractors of the Company as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement. The aggregate value of cash compensation and the grant date fair value of Common Shares that may be awarded or granted in any fiscal year of C&W to any non-employee member of the Board of Directors shall not exceed $800,000 (or, in the case of the non-executive Chairman of the Board of Directors, $1,000,000); provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
6.Options
The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option. If an Option is not designated as an “incentive stock option” or fails to qualify as an “incentive stock option” under Section 422 of the Code, then the Option shall be a nonqualified stock option. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Exercise Price
The number of Common Shares subject to Option shall be determined by the Committee. The exercise price per Common Share covered by any Option shall be not less than the greater of its par value and 100% of the Fair Market Value of a Common Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Common Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.
(b)Term and Exercise of Options

(i)Subject to Section 3.1(b), each Option shall become vested and exercisable on such date or dates, during such period and for such number of Common Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however, that subject to Section 409A of the Code, the expiration of the Option (other than an “incentive stock option”) may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern, or such earlier date as required to comply with Section 409A of the Code.
(ii)Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(iii)An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net settlement or other method of cashless exercise.
(c)Special Rules for Incentive Stock Options
Incentive stock options may only be granted to individuals who are employees of the Company, as determined in accordance with Section 422 of the Code. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns shares possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of shares of C&W or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a Common Share at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.
7.Share Appreciation Rights.
The Committee may from time to time grant SARs on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)Number of SARs and Base Price.
The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a Tandem SAR shall be the purchase price per share of a Common Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted), it being understood that the base price of a SAR that is a Substitute Award may be less than the Fair Market

Value per Common Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.
(b)Term and Exercise of SARs.
(i)Subject to Section 3.1(b), each SAR shall become vested and exercisable on such date or dates, during such period and for such number of Common Shares as set forth in the Award Agreement; provided that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from the date such SAR is granted; provided, however, that subject to Section 409A of the Code, the expiration of the SAR may be tolled while the Participant cannot exercise such SAR because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further that the period during which the SAR may be exercised is not extended more than 30 days after the exercise of the SAR first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern, or such earlier date as required to comply with Section 409A of the Code.
(ii)Each SAR shall be exercisable in whole or in part. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(iii)A SAR shall be exercised by such methods and procedures as the Committee determines from time to time.
8.Share Awards
The Committee may from time to time grant Share Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement relating to a Share Award shall specify whether the Share Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Share Award, the type of award being granted. Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(i)Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(ii)Vesting and Forfeiture. Subject to Section 3.1(b), the Award Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Common Shares subject to such award (i) if the holder of such award remains continuously in the Service of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Common Shares subject to such award (x) if the holder of such award does not remain continuously in the Service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(iii)Share Issuance. During the Restriction Period, the Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 14, indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Award Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to C&W of all or a portion of the Common Shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 15, the restrictions shall be removed from the requisite number of Common Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award.
(iv)Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Award Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of C&W, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares.
(b)Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(i)Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(ii)Vesting and Forfeiture. Subject to Section 3.1(b), the Award Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the Service of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Common Shares subject to such award (x) if the holder of such award does not remain continuously in the Service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(iii)Settlement of Vested Restricted Stock Unit Awards. The Award Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in Common Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Common Shares subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of C&W with respect to the Common Shares subject to such award.
(c)Other Share Awards. The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share Award may (i) involve the transfer of actual Common Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Common Shares, (ii) be subject to performance-based and/or service-based conditions, and (iii) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Share Award shall be denominated in, or shall have a value determined by reference to, a number of Common Shares that is specified at the time of the grant of such Incentive Award.
8.Cash Incentive Awards
The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including Common Shares, provided that the term “Cash Incentive Award” shall exclude any Option, SAR or Share Award.
9.Adjustment Upon Certain Changes
Subject to any action by the shareholders of C&W required by law, applicable tax rules or the rules of any exchange on which Common Shares of C&W are listed for trading:
(a)Shares Available for Grants
In the event of any change in the number of Common Shares outstanding by reason of any share dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Common Shares with respect to which the Committee may grant Incentive Awards, exercise or base price of any Option or SAR and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Common Shares of C&W outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Common Shares with respect to which Incentive Awards may be granted.
(b)Increase or Decrease in Issued Shares Without Consideration
In the event of any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of Common Shares or the payment of a share dividend (but only on the Common Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Common Shares subject to each outstanding Incentive Award and the exercise price or base price per Common Share of each such Incentive Award.
(c)Other Changes
In the event of any change in the capitalization of C&W or corporate change other than those specifically referred to in Sections 10(a) or (b), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.
(d)Cash Incentive Awards
In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (c) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.
(e)No Other Rights
Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of C&W or any other corporation. Except as expressly provided in the Plan, no issuance by C&W of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.
(f)Savings Clause
No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. No provision of this Section 10 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.
11.Change in Control; Termination of Employment
(a)Change in Control
(i)Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement or a Participant's effective employment, change in control, severance or other similar agreement in effect on the date of grant of the appliable award, in the event of a Change in Control of C&W in which the successor company assumes the applicable award or substitutes a new award for the applicable award, if a Participant's Service with such successor company (or C&W) or an Affiliate thereof terminates within 12 months (or such other period set forth in the applicable Award Agreement) following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) without Cause or under the circumstances specified in the Award Agreement: (i) Options and SARs outstanding as of the date of such termination of Service will vest and become exercisable based on the level specified in the applicable Award Agreement, and may thereafter be exercised for the period set forth in the Award Agreement (but in no event beyond the regularly-scheduled term of such award); and (ii) the restrictions, limitations and other conditions applicable to Share Awards or Cash Incentive Awards outstanding as of the date of such termination of Service shall lapse, and such Share Awards or Cash Incentive Awards shall become free of all restrictions, limitations and conditions and become vested, in each case, at the level set forth in the applicable Award Agreement (with the attainment of the performance goals determined at target levels for any performance periods which have not yet been completed as of the date of such Change in Control (unless the Award Agreement specifies vesting at actual or the greater of target and actual performance levels), and actual performance levels for any performance periods completed on or prior to the date of such Change in Control). For the purposes of this Section, an award shall be considered assumed or substituted for, if following the Change in Control the award confers the right to purchase or receive, for each Common Share subject to the award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Common Shares for each Common Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common shares of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an award, for each Common Share subject thereto, will be solely common shares of the successor company substantially equal in fair market value to the per share consideration received by holders of Common Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee (as in effect prior to the Change in Control) in its sole discretion and its determination shall be conclusive and binding.
(ii)Awards Not Assumed. Subject to the terms of the applicable Award Agreements, in the event of a “Change in Control” in which the awards are not effectively assumed or substituted in accordance with Section 11(a)(i), the Board of Directors, as constituted prior to the Change in Control, may, in its discretion:
1.require that (A) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Share Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level; and/or
2.require that shares of capital stock of the corporation resulting from or succeeding to the business of C&W pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Common Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board of Directors in accordance with Section 10; and/or
3.require outstanding awards, in whole or in part, to be surrendered to C&W by the holder, and to be immediately cancelled by C&W, and to provide for the holder to receive (A) a cash payment or other property in an amount equal to (I) in the case of an Option or an SAR, the aggregate number of Common Shares then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Common Share as of the date of the Change in Control, over the exercise price or base price per share of a Common Share subject to such Option or SAR, (II) in the case of a Share Award, the number of Common Shares then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 11(a)(ii)(1), whether or not vested, multiplied by the Fair Market Value of a Common Share as of the date of the Change in Control, and (III) in the case of a Cash Incentive Award, the value of the Cash Incentive Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 11(a)(ii)(1); (B) shares of capital stock of the corporation resulting from or succeeding to the business of C&W pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash or other property pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.
(b)Termination of Employment
(i)Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Service shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Service of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is an Affiliate of C&W and such Person ceases to be an Affiliate of C&W, unless the Committee determines otherwise. Unless otherwise agreed by the Committee upon the advice of counsel that so agreeing does not result in the imposition of penalties under Section 409A of the Code, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director of the Company shall be deemed to have had a termination of Service for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease Service in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of Section 409A of the Code.
(ii)The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Service of the Participant holding the Incentive Award.
12.Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any Common Shares covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of C&W. Except as otherwise expressly provided in Section 10 hereof or in a Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 12 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Common Share if it were issued or outstanding, or from granting rights related to such dividends; provided that any dividends or dividend equivalents payable with respect to Incentive Awards shall be payable to the Participant only if, when and to the extent such Incentive Award vests. The dividends or dividend equivalents payable with respect to Incentive Awards that do not vest shall be forfeited. Notwithstanding the foregoing, no dividend or dividend equivalents shall be granted with respect to Options or SARs.
The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.
13.No Special Service Rights; No Right to Incentive Award
(a)Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Service by or with the Company or interfere in any way with the right of the Company at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.
(b)No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.
14.Securities Matters
(a)C&W shall be under no obligation to effect the registration pursuant to the Securities Act of any Common Shares to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, C&W shall not be obligated to cause to be issued Common Shares pursuant to the Plan unless and until C&W is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Committee may require, as a condition to the issuance of Common Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.
(b)The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall be effective unless at such time counsel to C&W determines that the issuance and delivery of Common Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. C&W may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. C&W shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
15.Withholding Taxes
(a)Cash Remittance
Whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall have the right to require the Participant to remit to C&W in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Common Shares), C&W shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.
(b)Share Remittance
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to C&W a number of Common Shares that have been owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.
(c)Share Withholding
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event (or, if permitted by the Committee, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect). Such election shall satisfy the Participant’s obligations under Section 15(a) hereof, if any.
15.Amendment or Termination of the Plan
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding

Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
16.Recoupment
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent (i) required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) permitted or required by Company policy as in effect on the date of grant and/or (iii) required by the rules of an exchange on which the Company’s shares are listed for trading to recoup compensation of whatever kind paid or to be paid by the Company at any time to a Participant under this Plan.
17.No Obligation to Exercise
The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.
18.Transfers
Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Options that are non-qualified stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of (other than to third-party financial institutions for value), on a general or specific basis, subject to such conditions and limitations as the Committee may determine. A non-qualified stock option that is transferred pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind C&W unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.
19.Expenses and Receipts
The expenses of the Plan shall be paid by C&W. Any proceeds received by C&W in connection with any Incentive Award will be used for general corporate purposes.
20.Failure to Comply
In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the material terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.
21.Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
22.Governing Law
The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles. For purposes of litigating any dispute that arises under this Plan, C&W and any participants hereunder agree to submit to and consent to the jurisdiction of the State of Delaware, and further agree that such litigation shall be conducted in the courts of New Castle County, Delaware, or the federal courts for the United States for the District of Delaware, except as otherwise set forth in the applicable Award Agreement.
23.Section 409A; Section 457A
Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code; provided, however, that in no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code). Any payments in respect of an award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of Service shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code and, on the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to this clause, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
24.Severability
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
25.Effective Date and Term of Plan
The Effective Date of the Plan is May 14, 2026. No grants of Incentive Awards may be made under the Plan after May 14, 2036, the tenth anniversary of the date upon which the Plan was approved C&W’s shareholders; provided, however, no incentive stock options may be granted after the tenth anniversary of the date upon which the Plan was approved by the Board of Directors.
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